Exhibit 99.1

Company Contacts:	Investor Contacts:
Nuvectra Corporation	The Ruth Group

Walter Berger, COO & CFO	Tram Bui / Brian Johnston
(214) 474-3102	(646) 536-7035 / 7028
wberger@nuvectramed.com	investors@nuvectramed.com

Nuvectra® Appoints Dr. Fred B. Parks as Chief Executive Officer

Elects Christopher G. Chavez as a Member of the Board of Directors

Plano, Texas, January 31, 2019 – Nuvectra Corporation (NASDAQ: NVTR), a neurostimulation medical device company, today announced the appointment of Fred B. Parks, PhD, as Chief Executive Officer, effective immediately. Dr. Parks has served as a member of the Company’s Board of Directors since March 2016 and will retain his position as a Director. His appointment follows Scott F. Drees’s decision to step down as CEO and coincides with the election by the Board of Directors of Mr. Christopher G. Chavez as a Director and member of the Company’s Compensation Committee.

Joseph A. Miller, Chairman of the Board, stated, “As we anticipate the approval of Virtis, we are extremely confident that Fred is the right leader to drive robust diversified growth based on his deep knowledge of the Company, its technology and strategic goals. We look forward to leveraging his extensive experience in leading growth stage medical device companies in this new role. While we remain excited for the next growth phase at Nuvectra, I would like to recognize Scott for his work to develop our technology and for the early commercial success of Algovita®. As a founding member of the Company, we thank him for his outstanding dedication and service and we wish him the best in his future endeavors.”

Dr. Parks commented, “We have already established notable traction in the spinal cord stimulation market with Algovita and are well positioned to further leverage our innovative platform technology to diversify our offering with Virtis™ for SNM, pending approval.  Expanding my role with Nuvectra at this critical juncture of its growth trajectory is a privilege, and I thank the Board for this opportunity.”

Mr. Miller added, “We are also pleased that Mr. Chavez will be joining our Board and we look forward to his contributions as a neurostimulation and medical device industry veteran. We believe his proven ability to drive value at growth stage companies such as Nuvectra, in addition to his technology and business acumen, will be instrumental as we continue to expand and transform our business.”

Mr. Drees stated, “I am extremely proud of the accomplishments that Nuvectra and its employees have achieved during my tenure as CEO. Based on our progress to date, I remain confident that the Company is well-positioned to execute on its strategic growth initiatives as a world-class multi-indication neurostimulation company under Dr. Parks.”

Dr. Parks has served as a Director of Nuvectra since March 2016. He was most recently the President and Chief Executive Officer of Analogic Corporation, a medical imaging and aviation security company, from October 2016 to June 2018. Dr. Parks was also the Chief Executive Officer of Enovate Medical from July 2015 until October 2016. Prior to joining Enovate Medical, Dr. Parks served as Chief Executive Officer of NDS Surgical Imaging, LLC from August 2011 to 2013 and as Chairman and Chief Executive Officer of Urologix, Inc. from May 2003 to February 2008. Prior to joining Urologix, Dr. Parks served as President and Chief Executive Officer of Marconi Medical Systems, which is currently part of Philips Medical Systems. Through his career he has served as a director of Analogic Corporation, Enovate Medical, NDS Surgical Imaging, Urologix, EG&G, Inc. (now PerkinElmer), St. Jude Medical and Steady State Imaging. Dr. Parks received a B.S. in mechanical engineering from University of Missouri-Rolla, a M.S. in mechanical engineering from the University of Arizona and a Ph.D in mechanical engineering from the University of Missouri-Columbia.

Mr. Chavez has over 30 years of leadership experience in the medical device industry. He served as President, Chief Executive Officer and Chairman of TriVascular Technologies, Inc. (Nasdaq: TRIV) from April 2012 through its merger with Endologix, Inc. (Nasdaq: ELGX) in February 2016. Following the merger, he served as an Endologix Director from February 2016 through June 2018. Mr. Chavez also served as President of the Neuromodulation Division (NMD) of St. Jude Medical Inc. (NYSE: STJ) from 2005 through 2011 following the acquisition of Advanced Neuromodulation Systems Inc. (Nasdaq: ANSI) by St. Jude Medical in 2005. Prior, he served as CEO, President and Director of ANSI from 1998 through 2005 and led ANSI/NMD through 14 years of profitable growth and innovation. In 1997, Mr. Chavez served as Vice President, Worldwide Marketing & Strategic Planning for the Health Imaging Division of the Eastman Kodak Company. Mr. Chavez worked his first 15 years (1981-1996) in the medical device industry at Johnson & Johnson (NYSE; JNJ); most recently as Vice President and General Manager of the Infection Prevention Business Unit of Johnson & Johnson Medical Inc. He served on the board of directors of Advanced Medical Optics Inc. (NYSE: EYE) from 2002 until it was acquired by Abbott Laboratories Inc. in 2009. He also previously served as Chairman of the Medical Device Manufacturers Association, Chairman of the Dallas/Fort Worth Health Industry Council and Director of the North Dallas Visiting Nurses Association. Mr. Chavez received his Bachelor of Accountancy from New Mexico State University and his M.B.A. from Harvard Graduate School of Business.

About Nuvectra Corporation

Nuvectra® is a neurostimulation company committed to helping physicians improve the lives of people with chronic conditions. The Algovita® Spinal Cord Stimulation (SCS) System is our first commercial offering and is CE marked and FDA approved for the treatment of chronic intractable pain of the trunk and/or limbs. Our innovative technology platform also has capabilities under development to support other indications such as sacral neuromodulation (SNM) for the treatment of overactive bladder, and deep brain stimulation (DBS) for the treatment of Parkinson’s Disease. Visit the Nuvectra website at www.nuvectramed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements," including statements we make regarding the outlook for Nuvectra as an independent publicly-traded company. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and therefore they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and may be outside of our control. Our actual performance may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made.  Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include: (i) our ability to successfully commercialize Algovita and to develop, complete and commercialize enhancements or improvements to Algovita; (ii) our ability to successfully compete with our current SCS competitors and the ability of our U.S. sales representatives to successfully establish market share and acceptance of Algovita, (iii) the uncertainty and timing of obtaining regulatory approvals in the United States and Europe for our Virtis SNM system, (iv) our ability to successfully launch and commercialize the Virtis SNM system if and when it receives regulatory approval (v) our ability to demonstrate the features, perceived benefits and capabilities of Algovita to physicians and patients in competition with similar products already well established and sold in the SCS market; (vi) our ability to anticipate and satisfy customer needs and preferences and to develop, introduce and commercialize new products or advancements and improvements to Algovita in order to successfully meet our customers’ expectations; (vii) the outcome of our development plans for our neurostimulation technology platform, including our ability to identify additional indications or conditions for which we may develop neurostimulation medical devices or therapies and seek regulatory approval thereof; (viii) our ability to identify business development and growth opportunities and to successfully execute on our strategy, including our ability to seek and develop strategic partnerships with third parties to, among other things, fund clinical and development costs for new product offerings; (ix) the performance by our development partners, including Aleva Neurotherapeutics, S.A., of their obligations under their agreements with us; (x) the scope of protection for our intellectual property rights covering Algovita and other products using our neurostimulation technology platform, along with any product enhancements or improvements; (xi) our ability to successfully build, attract and maintain an effective commercial infrastructure and qualified sales force in the United States; (xii) our compliance with all regulatory and legal requirements regarding implantable medical devices and interactions with healthcare professionals; (xiii) our reliance on each of Integer, our exclusive and sole manufacturer and supplier of parts and components for Algovita, and Minnetronix, Inc., our sole-source supplier of external peripheral devices; (xiv) any supplier shortages related to Algovita or its components and any manufacturing disruptions which may impact our inventory supply as we expand our business; (xv) any product recalls, or the receipt of any warning letters, mandatory corrections or fines from any governmental or regulatory agency; (xvi) our ability to satisfy the conditions and covenants of our Credit Facility; and (xvii) our ability to raise capital should it become necessary to do so, through another public offering of our common stock, private equity or debt financings, strategic partnerships, or other sources. Please see the section entitled “Risk Factors” in Nuvectra’s Annual Report on Form 10-K and in our other quarterly and periodic filings for a description of these and other risks and uncertainties.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.